                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):December 31, 2002


                               WINWIN GAMING, INC.
               (Exact name of registrant as specified in charter)


        DELAWARE                    000-21566                    84-1219819
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

9101 W. Sahara Avenue, Suite 105-D34, Las Vegas, Nevada 89117
(Address of principal executive offices)       (Zip Code)

Junum Incorporated
1590 Corporate Drive, Costa Mesa, California 92626 (Former name or former address, if changed since last report.)


(Former name or former address, if changed since last report.)


Registrant's telephone number, including area code:  (702) 233-4138

Item 1.  Change of Control

On December 31, 2002, Patrick Rogers and Benjamin Perry joined the Company's board of directors. Benjamin Parry is the President and CEO, and Pat Rogers is the Secretary and Treasurer. On January 15, 2003, Mr. Stokes and Mr. Reed resigned as directors.

Item 2.  Acquisition or Disposition of Assets

In December 2002, the Company sold its wholly-owned subsidiary, Junum.com, Inc., to a creditor in exchange for forgiveness of approximately $300,000 in debt. At the time, Junum.com, Inc. had substantially no assets, and approximately $4,000,000 of liabilities, and Junum.com had discontinued all operations.

Effective December 31, 2002, the Company changed its name to WinWin Gaming, Inc., and acquired WinWin Acquisition Corp., in exchange for 22,512,000 shares of common stock. WinWin Acquisition then acquired 100% of the capital Stock of WinWin, Inc., a Nevada corporation, for consideration of 22,512,000 shares of common stock, plus a $5,000,000 senior secured debenture, secured by 100% of the stock of both WinWin Acquisition Corp. and WinWin, Inc.

The senior secured debenture is due on December 31, 2007, and bears interest at 10% per annum. The note is convertible into common stock at the rate 100% of the average closing price of the company's common stock for the 20 trading days prior to conversion, but in no event to exceed 100,000 shares. A holder of the secured debenture must give the Company at least 90 days prior notice prior to any conversion.

The due date of the senior secured debenture may be accelerated upon an Event of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of five (5) business days thereafter, (c) any of the Company's representations or warranties contained in this Debenture or in the related Security Agreement dated the date hereof were false when made or the Company fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (d) the Company's parent corporation, WinWin Gaming, Inc., shall have its common stock suspended or delisted from any exchange or the over-the-counter market from trading for in excess of five (5) consecutive trading days, (e) the Company or its parent corporation, WinWin Gaming, Inc., pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days, (f) the Common Stock is no longer listed on any recognized exchange including electronic over-the-counter bulletin board, or (g) any creditor of WinWin Gaming, Inc, or any of its subsidiaries or affiliates existing prior to the date hereof, seeks to attach the capital stock of WinWin, Inc. which is part of the collateral that secures performance of this Debenture, or the capital stock of WinWin Acquisition Corp., which is also a part of the collateral that secures performance of this Debenture, or any of their respective assets, and the Holder determines that there is a reasonable likelihood that such creditor will be successful.

In the event of an Event of Default, the holders of the Debenture can foreclose on all of the capital stock of WinWin Acquisition Corp. and WinWin, Inc., essentially reversing the acquisition.


WinWin, Inc.

WINWIN, Inc. ("WINWIN" or the "Company") is developing lotteries and casinos in various countries around the world. Lotteries and casino gaming represent significant opportunities for profits.

The corporate mission of the Company is to benefit all parties involved, including the national governments, the citizens of each country and the Company. A portion of the proceeds from games will help fund important charitable and humanitarian programs, such as education, hospitals, international and local charitable organizations (such as the Red Cross), churches, airports, roads and highways, hydropower dams, desalinization plants, bridges, hotels, sports and convention centers and more.

The Company and/or its alliance partners have been offered licenses to operate lotteries and casinos in over 23 countries. Through several of its affiliate partners, the Company has the opportunity to begin lottery operations immediately in several provinces in China along with a national lottery in Cambodia.

In partnership with its affiliates, the Company plans to begin its lottery roll out strategy in China and Cambodia. China is arguably the single most lucrative lottery market in the world with a population base of over 1.4 billion. The Company plans to roll out in 6 Chinese provinces/cities and 1 national lottery in Cambodia in 2003. The primary marketing strategy is to utilize live, weekly-televised lottery game shows tied directly to Instant Ticket games in these markets.

As the Company's lottery operations in China and Cambodia mature, they will begin to roll-out lottery programs in additional countries in which they have been offered licenses. These countries represent a population base of over 1.7 billion, equaling a total population base for all licenses of over 3.1 billion.

To support its international expansion, the Company will offer a complete menu of lottery, Bingo and casino games. The Company provides Instant Games that can be implemented almost immediately as well as state-of-the-art Internet and Intranet technology enabling the Company to link Video Lottery, Gaming and Bingo terminals nationwide. Also, via the Internet, the Company can link countries around the globe to create the world's first multi-national Super Jackpot. The Company can establish and operate both land-based and Internet casinos. In addition, in association with leading lottery game show producers, the Company will provide live, weekly- televised lottery game shows that increase sales, build brand and corporate awareness and expand the market.

The Company will use state-of-the-art technology to prevent access to its lottery and other gaming related operations from jurisdictions where such activity would not be legal, such as the United States. The Company will not accept any business, including online gaming, lotteries or other games, from any person within the United States.

Item 5.  Other Events

The Board of Directors approved a one for twenty reverse split of the Company's common stock, effective on the open of business on December 31, 2002.

Immediately prior to the closing of the acquisition of WinWin Acquisition Corp. and WinWin, Inc., the Company's common stock was delisted from the NASD OTC Bulletin Board, due to failing to file its quarterly report due September 30, 2002. The quarterly report has now been filed, and the Company is attempting to be relisted on the OTCBB. The delisting of the Company's stock from the OTCBB is an Event of Default under the Company's senior secured debentures. The holders of the Company's senior secured debenture have not called a default, and have notified the Company that if the Company's common stock is relisted on the OTC by February 15, 2003, then it will waive the default and not rescind the acquisition of WinWin, Inc. Management believes that the Company's common stock will be accepted back onto the OTCBB within a short time, and that it will be able to successfully negotiate appropriate waivers from the holders of the secured debentures.


Item 7. Exhibits

Exhibit No.       Description

         1.       Certificate of Amendment
         10.1     Stock Exchange Agreement
         10.2     Debenture
         10.3     Security Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WINWIN GAMING, INC.


                                            /s/ Patrick Rogers
                                            -----------------------------------
                                            Patrick Rogers, Secretary